For Immediate Release

Contact:
Sinoenergy Corporation	CCG Elite Investor Relations Inc.
Ms. Laby Wu, CFO	Mr. Crocker Coulson, President
Phone: +86-10-8492-8149	Phone: +1-646-213-1915 (New York)
Email: labywu@sinoenergycorporation.com	Email: crocker.coulson@ccgir.com

Sinoenergy Corporation Announces Results for the
Three and Nine Month Periods Ending September 30, 2007

Beijing, China, December 31, 2007 — Sinoenergy Corporation (OTC Bulletin Board: SNEN) (“Sinoenergy” or the “Company”), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment, and a designer, developer and operator of CNG filling stations in the People’s Republic of China, today announced its financial results for the three month and nine month periods ending September 30, 2007. The Company changed its fiscal year to a year ending September 30, and has filed with the SEC a Form 10-KSB for the transitional period ending September 30, 2007. This filing includes the audited financial statements for the nine months ending September 30, 2007 and the unaudited results for the comparable period in 2006.

Transition Period Highlights
•	Nine months net revenue increased 63.0% period to period to a record $15.9 million
•	Nine months gross profit increased 63.6% period to period to $7.8 million
•	Nine months net income increased 56.1% to $3.6 million, or 0.14 per share

September Quarter Highlights
•	Third quarter net revenue increased 83.4% from the third quarter of 2006 to a record $7.1 million
•	Third quarter gross profit increased 44.6% from the third quarter of 2006 to $3.6 million
•	Third quarter net income was $1.3 million, or $0.04 per share

Significant Issues Highlights
•	Updates guidance for the fiscal year ending September 30, 2008 for revenues in the range of $53 to $56 million, and operating income in the range of $14 to $15 million
•	Provides initial guidance for fiscal year ending September 30, 2009 for revenues in the range of $83 to $85 million and operating income in the range of $24 to $26 million
•	Completed a $30 million private placement financing in September 2007
•	Opened three retail CNG filling stations
•	Received orders for 90 natural gas transport trailers

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 2

"We had another successful quarter in which we implemented our strategic plan for growth and diversification while generating positive financial results. Our vehicle conversion kit business, which we began late in the first quarter of 2007, saw another quarter of strong growth, accounting for more than 41% of net revenue in the nine months ending September 30, 2007. We incurred higher operating expenses associated with our CNG filling station businesses and have not generated revenue from this business segment as of September 30, 2007. Despite its current expenses, we view development of our CNG vehicle filling station business as an investment in our future as we seek to become a leader in owning and operating CNG vehicle filling stations in central and east China,” said Mr. Bo Huang, CEO of Sinoenergy Corporation.“We plan to use the proceeds from our recent financing to further our retail CNG vehicle filling station strategy.”

September Quarter 2007 Results

For the quarter ending September 30, 2007, net revenue increased by 83.4% to $7.1 million, from $3.9 million in the comparable quarter in 2006. The increase in net revenue was mainly from the recently started vehicle conversion kit business, which generated $4.0 million, or about 56% of net sales, for the quarter.

Gross profit for the third quarter of 2007 increased 44.6% from the third quarter of 2006 to $3.6 million.

Gross margin in the vehicle conversion kit business was 41.0% in the third quarter of 2007, up from 35.0% in the second quarter of 2007. Overall gross margin declined year-over-year to 50.0% from 64.0% in the third quarter of 2006, mostly because of the effect of the gross margin of the vehicle conversion kit business.

Operating expenses in the third quarter of 2007 were $2.0 million, an increase of 241.6% from $582,000 in the third quarter of 2006. Operating expenses increased in the third quarter because of the increased costs of entering new businesses. Operating expenses included a $689,000 increase in general and administration expenses because of the additional management efforts needed to construct CNG filling stations, and $555,000 of expenses associated with developing the vehicle conversion kit business, and a non-cash charge of $191,000 related to the granting of stock options.

Operating income for the third quarter was $1.6 million, a decrease of 15.7% from $1.9 million in the third quarter of 2006.

Net income was $1.3 million in the quarter ending September 30, 2007, or $ 0.04 per share (basic and diluted), down from net income of $3.3 million, or $0.22 per share (basic and diluted) in the same period in 2006. In the quarter ending September 2006, net income reflected the effect of a 100% enterprise income tax holiday granted to one of the Company’s subsidiaries in that quarter, effective January 1, 2006. As a result, a $1.56 million tax accrual was reversed that was recognized in the quarters prior to the quarter in which the tax holiday was granted.

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 3

Results for the Nine Month Period Ending September 30, 2007

Net revenue for the nine months ending September 30, 2007 was approximately $15.9 million, a 64% increase from net revenue of approximately $6.2 million for the nine months ending September 30, 2006. This increase resulted primarily from the sale of vehicle conversion kits, which generated revenue of $6.6 million, or 41.5% of sales in the nine months ending September 30, 2007.

Gross profit for this period was $7.8 million, an increase of 63.7% from $4.8 million in the nine months ending September 30, 2006.

The overall gross margin of 49% for this period was virtually the same as in the same period in 2006. The lack of change in gross margin in the nine months ending September 30, 2007 was the result of lower gross margin for the newly developed CNG conversion kit business being offset by higher gross margin for the pressure containers business, which received two high gross margin specialized orders.

Operating expenses were approximately $3.6 million for the nine month period ending September 2007, an increase of $2.0 million, or 127%, from the nine month period ending September 2006. The increase in operating expenses was mainly the result of about $1.2 million in expenses incurred by the CNG filling station business and $ 0.8 million expenses in newly developed vehicle conversion kits business.

Operating income was $4.2 million, which was up 33.4% from $3.2 million in the nine months ending September 30, 2006.

Net income was $3.6 million, or $0.14 per share (basic and diluted), for the first nine months of 2007 compared to net income of $2.3 million, or $ 0.16 per share (basic and diluted) for the same period in 2006.

Private Placement Financing

On September 28, 2007, Sinoenergy closed on a private placement of 12% Guaranteed Senior Notes in the amount of $16 million and 3.0% Guaranteed Senior Convertible Notes in the amount of $14 million both due in 2012. The Company intends to use the net proceeds of $29.9 million exclusively for the expansion of its CNG wholesale and retail business as well as for potential CNG related acquisitions.

Financial Condition

As of September 30, 2007, cash totaled $4.5million, up from $0.6 million at December 31, 2006. Cash as of September 30, 2007 included $1.2 million of restricted cash, representing a deposit for a bill of exchange in the same amount issued in connection with a purchase of materials by the Company. Working capital as of September 30, 2007 was $24.7 million. Short term liabilities were $25.5 million, and long term liabilities, consisting of the recent financing, were $29.4 million. Stockholders’ equity totaled $32.7, up from $16.0 million as of December 31, 2006. The Company generated $5.2 million in cash flow from operating activities during the nine months ended September 30, 2007.

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 4

Outlook

In October 2007, Sinoenergy’s first two retail CNG filling stations were opened in Wuhan, Hubei province. A third retail CNG filling station was opened in Xuancheng, Anhui province in November 2007. As of December 31, 2007, additional ten CNG filling stations were substantially completed which are in the process of obtaining government approvals, and another 20 CNG stations are either under construction or in the construction planning stage. The stations to be opened consist of four stations in Pingdingshan, three stations in Xuancheng and 23 stations in Wuhan. A total of 30 stations are expected to be opened by the end of June 2008.

“We are moving forward with our expansion plans to own and operate wholesale and retail filling stations in eastern and central China. We expect our retail stations to generate meaningful revenue and operating income in fiscal years 2008 and 2009,” said Mr. Tianzhou Deng, Chairman of Sinoenergy. “We also anticipate strong demand for CNG infrastructure products, particularly trailers, and expect continuing demand for our vehicle conversion kits. Our focus in fiscal year 2008 is on continuing growth and improving our mix of higher margin products to improve profitability.”

Given the change in fiscal year end, some delays in municipal government approval for each filling station’s construction and the changes in operating circumstance, the Company has updated its guidance for the fiscal year ended September 30, 2008 for revenue in the range of $53 to $56 million, and operating income in the range of $14 to $15 million. (Previous guidance was for the 2008 calendar year was for revenue in the range of $45 to $47 million and operating income in the range of $13 to 15 million.) For fiscal year 2009, the Company expects revenue in the range of $83 to $85 million and operating income in the range of $24 to $26 million.

Recent Events

On July 2007, Sinoenergy paid $400,000 to increase its ownership from 60% to 70% in Jiaxing Lixun, which designs and sells customized electronic fuel switching conversion kits. Electronic switching conversion kits enable vehicles to use both CNG and alternative fuels such as liquefied petroleum gas.

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 5

On August 28, 2007, the Company agreed to acquire the entire equity of Qingdao Jingrun General Machinery Company (“Jingrun”) for approximately $8 million. Jingrun has a workshop and a 644,668 square feet plot of land located in the new development zone of Qingdao City, Shandong province, China. As of September 30, 2007, the Company spent $4,087,175 on this purchase before the actual close of the deal.

On November 6, 2007, Sinogas, a wholly-owned subsidiary of Sinoenergy, received two significant orders from two natural gas transport companies for 90 natural gas transport trailers. Trailer sales usually average 20 to 25 trailers a quarter. There currently are outstanding orders for 150 trailers. 40 trailers will be delivered in the quarter ending December 31, 2007.

On November 9, 2007, Sinoenergy announced that, through its subsidiaries, it completed the previously announced acquisition of remaining shares of Xuancheng Sinoenergy Vehicle Gas Ltd. Co., ("Xuancheng Sinoenergy"), in which it had held a 30% interest.

Conference Call

Sinoenergy management will host a conference call at 10:00 am Eastern Time on Wednesday, January 2, 2008 to discuss financial results for the first nine months of 2007. The conference call will include Mr. Tianzhou Deng, Chairman; Mr. Bo Huang, CEO; and Ms. Laby Wu, CFO. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 481-7939. International callers should call (617) 847-8707. The Conference Pass Code is 604 626 76. If you are unable to participate in the call at that time, replay of the conference call will be available from Wednesday, January 2 at 11:00 pm EST to Wednesday, January 9 at 11:00 p.m. EST. To access the replay, call (888) 481-7939. International callers should call (617) 847-8707. The Conference Pass Code is 35037374.

Restatement of Financial Results

The financial statements for the three and nine month periods ending September 30, 2006, have been restated to properly account for an accrual for the amortization of the land use rights, which is included in general and administrative expenses, and a know-how fee to an affiliated party, which is included in the cost of revenue.

About Sinoenergy

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment, and a designer, developer and operator of CNG filling stations in the People’s Republic of China. In addition to its CNG related products, the Company also designs and manufactures a wide variety of pressure containers for use by the petroleum and chemical industries, the metallurgy and electricity generation industries, and the food and brewery industries.

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 6

Forward-Looking Statements

Statements in this press release include “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Undue reliance should not be placed on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this press release, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our report on Form 10-KSB for the period ended September 30, 2007 and in other filings we make with the SEC. In addition, such statements could be affected by risks and uncertainties related to the ability to conduct business in the PRC, product demand, including the both the supply and demand for CNG, the ability of our CNG suppliers to provide us with natural gas in the quantities that we may require, our ability to develop, construct and operate a CNG station business, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, including the effect of price controls on our business, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

-FINANCIAL TABLES FOLLOW-

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 7

Sinoenergy Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands of United States dollars)
	September 30, 2007	December 31, 2006
ASSETS	Audited	Audited
CURRENT ASSETS
Cash	3,322	588
Restricted cash	1,225	-
Accounts receivable (net)
-Related party	169	594
-Third party	5,827	3,777
Other receivables
-Related party	332	1,220
-Third party	33,594	1,176
Deposits and prepayments-third party	2,795	-
Deferred expenses	58	4
Inventories	2,901	937
TOTAL CURRENT ASSETS	50,223	8,296
LONG TERM ASSETS
Long term investments	1,592
Property, plant and equipment (net)	8,388	3,556
Intangible assets	18,531	12,114
Other long-term asset	9,599	3,187
Goodwill	729	676
Long term deferred tax asset	4	4
TOTAL ASSETS	89,066	27,833

CURRENT LIABILITIES

Short term bank loan	14,843	3,160
Accounts payable
- Related party	-	452
- Third party	3,166	211
Notes payable	799	-
Other payables
- Related party	3,679	4,073
- Third party	1,502	2,359
Accrued expenses	319	176
Warranty accrual	76	40
Advances from customers	1,035	701
Income taxes payable	119	7
TOTAL CURRENT LIABILITIES	25,538	11,179
LONGTERM LIABILITIES
12% guaranteed senior notes	15,622	-

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 8

3% guaranteed senior convertible notes	13,823	-
TOTAL LONG TERM LIABILITIES	29,445	-

Minority interests	1,363	614
Commitments
STOCKHOLDERS’ EQUITY
Common stock- par value$.001 per share; Issued and Outstanding- 31,418,065 shares at September 30, 2007, 14,636,472 shares at December 31, 2006	31	15
Series A convertible preferred stock-$0.001 Par Value -none at September 30, 2007, 5,692,307 shares at December 31, 2006	-	6
Additional paid-in capital	22,000	9,935
Capital surplus	20	20
Statutory surplus reserve fund	1,140	1,140
Retained earnings	8,217	4,576
Accumulated other comprehensive income	1,312	348
Total stockholders’ equity	32,720	16,040
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	89,066	27,833

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 9

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands of United States dollars except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006(restated)	2007	2006(restated)
	Audited	Unaudited	Audited	Unaudited

NET REVENUE	7,116	3,881	15,923	9,764

COST OF REVENUE	(3,527)	(1,399)	(8,090)	(4,978)

GROSS PROFIT	3,589	2,482	7,833	4,786

OPERATING EXPENSES
Selling expenses	129	68	234	190
General and administrative expenses	1,819	514	3,329	1,396

TOTAL OPERATING EXPENSES	1,948	582	3,563	1,586

INCOME FROM OPERATIONS	1,641	1,900	4,270	3,200

OTHER (EXPENSES)
Other non-operating income	5	22	10	31
Interest expense	(117)	(45)	(295)	(1,725)
Other expenses	(6)	(143)	(14)	(146)
OTHER EXPENSES, NET	(118)	(166)	(299)	(1,840)

INCOME BEFORE INCOME TAXES	1,523	1,738	3,971	1,360
Income tax	(144)	1,564	(188)	1,011
INCOME BEFORE MINORITY INTEREST	1,379	3,298	3,783	2,371
Minority interest	(34)	(7)	(142)	(39)
NET INCOME	1,345	3,291	$3,641	$2,332
Other comprehensive income
Foreign currency translation adjustments	767	65	964	257
COMPREHENSIVE INCOME	2,112	3,356	4,605	2,588

Earnings Per Share -Basic	0.04	0.22	$0.14	$0.16
Weighted Average Shares Outstanding- Basic	32,219,089	14,636,471	25,551,566	14,417,851
Earnings Per Share-Diluted	0.04	0.22	$0.14	$0.16
Weighted Average Shares Outstanding- Diluted	32,699,923	14,760,217	26,727,828	14,459,553

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 10

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of United States dollars)
	Nine Months ended September 30, 2007	Nine Months Ended September 30, 2006 (restated unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	3,641	2,332
Contribution from minority shareholders	607	-
Issurance warrants for service	65	1,594
Discount of convertible notes issued	176	-
Grant of options	508	-
Minority interest	142	39
Depreciation	417	231
Amortization of intangible assets	367	233
Provision for doubtful accounts	220	4
Deferred tax debit	-	(15)
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1,805)	(941)
Decrease /(Increase)/ in other receivables, deposits and prepayments	164	(4,098)
(Increase)/decrease in inventories	(1,964)	532
Increase in accounts payable	3,302	143
Increase/ in accrued expenses	179	139
Increase/(decrease) in advances from customers	334	(1,348)
(Decrease)/increase in other payables	(1,251)	335
Increase /(decrease)in income tax payable	112	(1,054)

Net cash (used in ) operating activities	5,214	(1,874)

CASH FLOWS FROM INVESTING ACTIVITES
Payment for purchase of property, plant and equipment	(5,249)	(231)
Prepayment for long term assets	(4,780)
Payment for purchase of land use right	(6,784))	-
Payment for minority interest in subsidiaries	(8,414)

Net cash used in investing activities	(25,227)	(231)

CASH FLOWS FROM FINANCING ACTIVITES
Cash received from bank loan	11,682	312
Cash received from capital contribution		3,301
Cash received from warrants exercise	11,326	-
Cash paid for other financing activities	-	(427)

December 31, 2007	Sinoenergy Reports Q3 2007 Results	page 11

Net cash provided in financing activities	23,008	3,186

Effect of changes in exchange rate	964	217

Net increase in cash	3,959	1,298
Cash at beginning of the year	588	334

Cash at end of the year	4,547	1,632
Supplementary Cash flow disclosure:
Tax paid	-	924
Interest Paid	295	131

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